UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2019

TFF PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39102	82-4344737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2600 Via Fortune, Suite 360 Austin, Texas 78746
(Address of principal executive offices)

(737) 802-1973
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)of the Act:

Title of each class Common stock: Par value $.001	Trading Symbol(s) TFFP	Name of each exchange on which registered Nasdaq Capital Market

Item 8.01 Other Information.

TFF Pharmaceuticals Disclosure Channels to Disseminate Information

TFF Pharmaceuticals investors and others should note that we announce material information to the public about our company, technology, product candidates and other issues through a variety of means, including TFF Pharmaceuticals’ website, press releases, SEC filings and social media, in order to achieve broad, non-exclusionary distribution of information to the public. We encourage our investors and others to review the information we make public in the locations below as such information could be deemed to be material information. Please note that this list may be updated from time to time.

Interested in keeping up with TFF Pharmaceuticals?

For more information on TFF Pharmaceuticals and its products, please visit: tffpharma.com

For more information for TFF Pharmaceuticals investors, please visit: ir.tffpharma.com

For the latest information from TFF Pharmaceuticals, including press releases and presentations, please visit: ir.tffpharma.com/press-releases. Investors and other interested parties can subscribe to our press releases at the aforementioned address.

For additional information, please follow TFF Pharmaceuticals’ Twitter account at: twitter.com/TFFPharma. Investors and other interested parties can subscribe to our Twitter feed at the aforementioned address.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFF PHARMACEUTICALS, INC.

Dated: December 17, 2019	/s/ Glenn Mattes
Glenn Mattes,
President and Chief Executive Officer